UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MGIC Investment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by MGIC Investment Corporation Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: MGIC Investment Corporation
Commission File No.: 1-10816

Media Contact:	Katie Monfre, Corporate Communications, (414) 347-2650, katie_monfre@mgic.com
Investor Contact:	Michael J. Zimmerman, Investor Relations, (414) 347-6596, mike_zimmerman@mgic.com

MGIC Investment Corporation To Hold Special Shareholders Meeting

Milwaukee, WI, April 29, 2008 – MGIC Investment Corporation (NYSE: MTG) today announces that it intends to hold a special meeting of its shareholders. This special meeting is in addition to its 2008 annual meeting of shareholders, which is being held on May 15, 2008. A date for the special meeting will likely be set in the next several weeks and is anticipated to be in mid-June.

The items to be considered at the special meeting include:

•	the issuance of shares of common stock on conversion of the recently-issued convertible debentures in excess of 19.99% of the number of shares currently outstanding. In accordance with the rules of the New York Stock Exchange, unless shareholders approve the issuance of shares on conversion above this limit, the excess shares would be settled in cash; and

•	an amendment to MGIC’s articles of incorporation to increase the number of shares of MGIC common stock that may be issued. This increase is related to MGIC’s recent issuance of common stock and these convertible debentures.

MGIC does not have any plans to issue additional shares of common stock for other purposes, other than through awards under its stock incentive plan. The next awards under this plan are not expected to be made until 2009.

MGIC intends to file a preliminary proxy statement with the SEC regarding the special meeting in the near future.

About MGIC

MGIC (www.mgic.com), the principal subsidiary of MGIC Investment Corporation, is the nation’s leading provider of private mortgage insurance coverage with $221.4 billion primary insurance in force covering 1.5 million mortgages as of March 31, 2008. MGIC serves over 3,300 lenders with locations across the country and in Puerto Rico, Guam and Australia helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality.

Additional Information

The items identified in this press release will be submitted to shareholders of MGIC Investment Corporation for their consideration at a special meeting. Shareholders are urged to read the proxy statement relating to the special meeting when it becomes available because it will contain important information about these items. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MGIC, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). Shareholders will also be able to obtain these documents, free of charge, by accessing MGIC’s website (http://mtg.mgic.com). Copies of the proxy statement can also be obtained, without charge, by directing a request to Michael Zimmerman, Senior Vice President Investor Relations, 250 E. Kilbourn, Milwaukee, WI 53202, after it becomes available.

MGIC Investment Corporation and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of MGIC Investment Corporation in respect of the items identified above. Information regarding MGIC Investment Corporation’s directors and executive officers and a description of their security holdings is available in the proxy statement filed with the Securities and Exchange Commission by MGIC on April 11, 2008 relating to its 2008 annual meeting of shareholders. Additional information regarding the participants in the proxy solicitation will be contained in the proxy statement relating to the special meeting of shareholders when it becomes available.

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